UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 13, 2021

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXRH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 13, 2021, Texas Roadhouse, Inc., a Delaware corporation (“the Company”) held its Annual Meeting of Shareholders. The matters voted on by shareholders and the voting results are as follows:

A.	Election of directors.

The nominees for the Company’s Board of Directors were elected as follows:

Name	For	Withheld	Abstain	Broker Non-Votes
Michael A. Crawford	63,467,442	152,918	-	2,934,570
Gregory N. Moore	62,356,718	1,263,642	-	2,934,570
Curtis A. Warfield	60,242,820	3,377,540	-	2,934,570
Kathleen M. Widmer	62,932,934	687,426	-	2,934,570
James R. Zarley	62,380,189	1,240,171	-	2,934,570

B. Ratification of the audit committee’s selection of KPMG LLP as the Company’s independent auditors for the fiscal year 2021.

The selection of KPMG LLP was ratified as follows:

For	Against	Abstain	Broker Non-Votes
65,735,419	739,463	80,048	-

C. Advisory Vote on Executive Compensation.

The compensation of the named executive officers was approved, on an advisory basis, as follows:

For	Against	Abstain	Broker Non-Votes
58,937,832	4,582,289	100,239	2,934,570

D. Approve the Texas Roadhouse, Inc. 2021 Long-Term Incentive Plan.

The Texas Roadhouse, Inc. 2021 Long-Term Incentive Plan was approved as follows:

For	Against	Abstain	Broker Non-Votes
45,479,666	18,057,253	83,441	2,934,570

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: May 14, 2021	By:	/s/ Tonya Robinson
Tonya Robinson
Chief Financial Officer

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